Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER 2022 RESULTS

Home sale revenues growth and a 370 basis point expansion of our gross margin from home sales to 26.8% resulted in a 23% increase in net income for the quarter.

DENVER, COLORADO, Thursday, July 28, 2022. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended June 30, 2022.

“MDC delivered another quarter of strong profitability in the second quarter of 2022, generating earnings of $2.59 per diluted share, which represented a 23% increase over the second quarter of 2021,” said MDC’s Executive Chairman, Larry A. Mizel. “Our teams did an excellent job of executing during the quarter as we met or exceeded our stated guidance for deliveries, average sales price and home sales gross margin during what has become a more challenging operating environment. We also ended the quarter with a sold backlog value of over $4.44 billion, which was 8% higher on a year-over-year basis.”

Mr. Mizel continued, “We experienced a year-over-year decline in net orders during the quarter, driven by a slowdown in demand, an uptick in cancellations and difficult order comparisons from the prior year period. The sharp increase in interest rates combined with a more uncertain economic outlook has taken a toll on consumer confidence, which is reflected in our net orders in the quarter. We believe these headwinds may persist for at least the remainder of the year and we are actively adjusting our operations to reflect this new reality.”

Mr. Mizel concluded, “Fortunately, MDC is led by one of the most seasoned management teams in the industry, which gives us great perspective on housing market cycles and how to navigate them. We enter this period of uncertainty from a position of strength, with a debt-to-capital ratio of 34%, total available liquidity of $1.74 billion and no senior note maturities due until 2030. In addition, the gross margin of homes in backlog at the end of the quarter remained healthy, giving us a solid runway for continued strong operating profitability as we head into the back half of the year.”

“After several consecutive quarters of increasing prices and strong demand, we experienced a noticeable decline in sales activity in the second quarter of 2022,” said David Mandarich, MDC's President and Chief Executive Officer. “We believe this was a natural reaction to the rapid rise in mortgage rates and reduced consumer confidence that took place during the quarter, and one that will likely require some realignment by industry participants. While it’s unclear how long it will take for the homebuilding market to regain its footing, we remain confident that our affordable product focus in strong markets has us well positioned for the future. In addition, our build-to-order strategy and limited amount of speculative inventory allow us to operate from a position of strength. As a result, we continue to see a bright long-term future ahead for MDC.”

2022 Second Quarter Highlights and Comparisons to 2021 Second Quarter

•Home sale revenues increased 6% to $1.45 billion from $1.37 billion
◦Average selling price of deliveries up 14% to $572,000
◦Unit deliveries down 7% to 2,536
•Homebuilding pretax income increased 28% to $240.3 million from $187.5 million
◦Gross margin from home sales increased 370 basis points to 26.8% from 23.1%
◦Project abandonment expense of $15.5 million in Q2 2022 vs. $1.1 million in Q2 2021
•Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 20 basis points to 9.2%
•Net income of $189.5 million, or $2.59 per diluted share, up 23% from $154.4 million or $2.11 per diluted share
◦Effective tax rate of 26.8% vs. 24.9%
•Dollar value of net new orders decreased 40% to $882.1 million from $1.46 billion
◦Unit gross orders decreased 29% to 2,237
◦Cancellations as a percentage of beginning backlog increased 400 basis points to 9.7% from 5.7%
◦Average selling price of net orders up 16%
•Dollar value of ending backlog up 8% to $4.44 billion from $4.11 billion
◦Average selling price of homes in backlog up 12%
◦Unit backlog decreased 3% to 7,426

2022 Outlook and Other Selected Information1

•Projected home deliveries for the 2022 third quarter between 2,200 and 2,500
◦Projected average selling price for 2022 third quarter unit deliveries between $580,000 and $590,000
◦Projected gross margin from home sales for the 2022 third quarter between 24.5% and 25.5% (excluding impairments and warranty adjustments)
•Active subdivision count at June 30, 2022 of 207, up 11% year-over-year
•Lots controlled of 33,130 at June 30, 2022, down 4% year-over-year
•Quarterly cash dividend of fifty cents ($0.50) per share declared on July 25, 2022, up 25% year-over-year
◦Consistent dividend program for over 25 years
◦Quarterly dividend has more than doubled in the past five years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 230,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise, Nashville, Austin and Albuquerque. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended June 30, 2022, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,450,823	$1,367,773	$2,691,343	$2,409,631
Home cost of sales	(1,062,016)	(1,051,181)	(1,983,394)	(1,865,069)
Inventory impairments	—	—	(660)	—
Total cost of sales	(1,062,016)	(1,051,181)	(1,984,054)	(1,865,069)
Gross profit	388,807	316,592	707,289	544,562
Selling, general and administrative expenses	(133,849)	(128,861)	(263,163)	(243,854)
Interest and other income	822	868	1,577	1,835
Other expense	(15,509)	(1,090)	(16,933)	(1,527)
Homebuilding pretax income	240,271	187,509	428,770	301,016

Financial Services:
Revenues	36,229	33,318	65,360	78,341
Expenses	(18,801)	(16,440)	(35,736)	(31,545)
Other income, net	1,264	1,155	2,451	2,042
Financial services pretax income	18,692	18,033	32,075	48,838

Income before income taxes	258,963	205,542	460,845	349,854
Provision for income taxes	(69,421)	(51,190)	(122,882)	(84,812)
Net income	$189,542	$154,352	$337,963	$265,042

Comprehensive income	$189,542	$154,352	$337,963	$265,042

Earnings per share:
Basic	$2.66	$2.19	$4.75	$3.76
Diluted	$2.59	$2.11	$4.61	$3.62

Weighted average common shares outstanding:
Basic	70,841,476	70,291,057	70,804,019	70,044,326
Diluted	72,881,012	72,715,273	72,945,748	72,754,141

Dividends declared per share	$0.50	$0.40	$1.00	$0.77

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$475,254	$485,839
Restricted cash	5,994	12,799
Trade and other receivables	121,202	98,580
Inventories:
Housing completed or under construction	2,385,563	1,917,616
Land and land under development	1,717,022	1,843,235
Total inventories	4,102,585	3,760,851
Property and equipment, net	61,574	60,561
Deferred tax asset, net	16,735	17,942
Prepaids and other assets	95,956	106,562
Total homebuilding assets	4,879,300	4,543,134
Financial Services:
Cash and cash equivalents	114,989	104,821
Mortgage loans held-for-sale, net	190,070	282,529
Other assets	48,468	33,044
Total financial services assets	353,527	420,394
Total Assets	$5,232,827	$4,963,528
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$186,252	$149,488
Accrued and other liabilities	397,349	370,910
Revolving credit facility	10,000	10,000
Senior notes, net	1,482,174	1,481,781
Total homebuilding liabilities	2,075,775	2,012,179
Financial Services:
Accounts payable and accrued liabilities	107,170	97,903
Mortgage repurchase facility	175,565	256,300
Total financial services liabilities	282,735	354,203
Total Liabilities	2,358,510	2,366,382
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 71,157,875 and 70,668,093 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	712	707
Additional paid-in-capital	1,719,642	1,709,276
Retained earnings	1,153,963	887,163
Total Stockholders' Equity	2,874,317	2,597,146
Total Liabilities and Stockholders' Equity	$5,232,827	$4,963,528

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in thousands)
Operating Activities:
Net income	$189,542	$154,352	$337,963	$265,042
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	9,911	8,941	24,793	18,867
Depreciation and amortization	7,251	9,175	13,903	16,178
Inventory impairments	—	—	660	—
Deferred income tax expense (benefit)	365	(1,991)	1,207	(3,339)
Net changes in assets and liabilities:
Trade and other receivables	(5,655)	(16,823)	(22,332)	(57,105)
Mortgage loans held-for-sale, net	(2,156)	44,703	92,459	46,470
Housing completed or under construction	(191,114)	(167,043)	(468,301)	(385,698)
Land and land under development	17,545	1,401	126,300	36,379
Prepaids and other assets	14,704	28,289	(5,775)	4,695
Accounts payable and accrued other liabilities	12,612	9,037	70,183	70,595
Net cash provided by operating activities	53,005	70,041	171,060	12,084

Investing Activities:
Purchases of property and equipment	(6,814)	(7,698)	(13,698)	(13,447)
Net cash (used in) investing activities	(6,814)	(7,698)	(13,698)	(13,447)

Financing Activities:
Proceeds from (payments on) mortgage repurchase facility, net	(2,666)	(52,801)	(80,735)	(37,709)
Proceeds from issuance of senior notes	—	—	—	347,725
Dividend payments	(35,580)	(28,248)	(71,163)	(54,913)
Payments of deferred financing costs	—	—	—	(819)
Issuance of shares under stock-based compensation programs, net	(58)	(16,543)	(12,686)	(15,534)
Net cash provided by (used in) financing activities	(38,304)	(97,592)	(164,584)	238,750

Net increase (decrease) in cash, cash equivalents and restricted cash	7,887	(35,249)	(7,222)	237,387
Cash, cash equivalents and restricted cash:
Beginning of period	588,350	776,608	603,459	503,972
End of period	$596,237	$741,359	$596,237	$741,359

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$475,254	$638,547	$475,254	$638,547
Restricted cash	5,994	14,158	5,994	14,158
Financial Services:
Cash and cash equivalents	114,989	88,654	114,989	88,654
Total cash, cash equivalents and restricted cash	$596,237	$741,359	$596,237	$741,359

New Home Deliveries

	Three Months Ended June 30,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,371	$788,279	$575.0	1,672	$847,683	$507.0	(18)%	(7)%	13%
Mountain	665	437,001	657.1	711	400,633	563.5	(6)%	9%	17%
East	500	225,543	451.1	339	119,457	352.4	47%	89%	28%
Total	2,536	$1,450,823	$572.1	2,722	$1,367,773	$502.5	(7)%	6%	14%

	Six Months Ended June 30,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	2,614	$1,495,590	$572.1	2,948	$1,464,294	$496.7	(11)%	2%	15%
Mountain	1,213	772,129	636.5	1,323	725,350	548.3	(8)%	6%	16%
East	942	423,624	449.7	629	219,987	349.7	50%	93%	29%
Total	4,769	$2,691,343	$564.3	4,900	$2,409,631	$491.8	(3)%	12%	15%

Net New Orders

	Three Months Ended June 30,
	2022				2021				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	857	$543,584	$634.3	2.45	1,602	$850,742	$531.0	5.67	(47)%	(36)%	19%	(57)%
Mountain	277	196,340	708.8	1.79	706	433,793	614.4	4.18	(61)%	(55)%	15%	(57)%
East	270	142,221	526.7	2.63	406	180,205	443.9	3.56	(33)%	(21)%	19%	(26)%
Total	1,404	$882,145	$628.3	2.31	2,714	$1,464,740	$539.7	4.80	(48)%	(40)%	16%	(52)%

	Six Months Ended June 30,
	2022				2021				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	2,561	$1,574,372	$614.7	3.91	3,377	$1,791,809	$530.6	5.73	(24)%	(12)%	16%	(32)%
Mountain	1,197	799,482	667.9	3.76	1,717	1,017,585	592.7	5.03	(30)%	(21)%	13%	(25)%
East	797	399,780	501.6	3.73	829	354,950	428.2	4.03	(4)%	13%	17%	(7)%
Total	4,555	$2,773,634	$608.9	3.83	5,923	$3,164,344	$534.2	5.21	(23)%	(12)%	14%	(26)%
        *Calculated as total net new orders (gross orders less cancellations) in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%	June 30,		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change
West	122	91	34%	117	94	24%	109	98	11%
Mountain	51	55	(7)%	52	56	(7)%	53	57	(7)%
East	34	41	(17)%	34	38	(11)%	36	34	6%
Total	207	187	11%	203	188	8%	198	189	5%

Backlog

	June 30,
	2022			2021			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	4,163	$2,438,184	$585.7	4,139	$2,204,500	$532.6	1%	11%	10%
Mountain	2,158	1,450,194	672.0	2,412	1,426,496	591.4	(11)%	2%	14%
East	1,105	549,721	497.5	1,127	482,736	428.3	(2)%	14%	16%
Total	7,426	$4,438,099	$597.6	7,678	$4,113,732	$535.8	(3)%	8%	12%

Homes Completed or Under Construction (WIP lots)

	June 30,		%
	2022	2021	Change
Unsold:
Completed	46	19	142%
Under construction	607	214	184%
Total unsold started homes	653	233	180%
Sold homes under construction or completed	7,007	6,655	5%
Model homes under construction or completed	524	502	4%
Total homes completed or under construction	8,184	7,390	11%

Lots Owned and Optioned (including homes completed or under construction)

	June 30, 2022			June 30, 2021
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	15,027	1,963	16,990	13,265	4,729	17,994	(6)%
Mountain	6,696	2,961	9,657	6,599	4,174	10,773	(10)%
East	4,111	2,372	6,483	3,636	1,997	5,633	15%
Total	25,834	7,296	33,130	23,500	10,900	34,400	(4)%

Selling, General and Administrative Expenses

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change

	(Dollars in thousands)
General and administrative expenses	$72,894	$61,958	$10,936	$144,877	$119,121	$25,756
General and administrative expenses as a percentage of home sale revenues	5.0%	4.5%	50 bps	5.4%	4.9%	50 bps
Marketing expenses	$26,035	$26,832	$(797)	$51,667	$52,535	$(868)
Marketing expenses as a percentage of home sale revenues	1.8%	2.0%	-20 bps	1.9%	2.2%	-30 bps
Commissions expenses	$34,920	$40,071	$(5,151)	$66,619	$72,198	$(5,579)
Commissions expenses as a percentage of home sale revenues	2.4%	2.9%	-50 bps	2.5%	3.0%	-50 bps
Total selling, general and administrative expenses	$133,849	$128,861	$4,988	$263,163	$243,854	$19,309
Total selling, general and administrative expenses as a percentage of home sale revenues	9.2%	9.4%	-20 bps	9.8%	10.1%	-30 bps

Capitalized Interest

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Dollars in thousands)
Homebuilding interest incurred	$17,382	$17,409	$34,640	$34,741
Less: Interest capitalized	(17,382)	(17,409)	(34,640)	(34,741)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$60,468	$55,268	$58,054	$52,777
Plus: Interest capitalized during period	17,382	17,409	34,640	34,741
Less: Previously capitalized interest included in home cost of sales	(15,681)	(18,326)	(30,525)	(33,167)
Interest capitalized, end of period	$62,169	$54,351	$62,169	$54,351